UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019 (December 31, 2018)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2018 Navistar International Corporation (the “Company”) completed the sale of a 70% equity interest in its defense business, Navistar Defense, LLC (“ Navistar Defense”), to an affiliate of Cerberus Capital Management, L.P. (the “Navistar Defense Transaction”) pursuant to a Recapitalization Agreement dated as of November 30, 2018 (the “Recapitalization Agreement”) and Amendment No. 1 to the Recapitalization Agreement dated as of December 31, 2018 (“Amendment No. 1”). The entry into the Recapitalization Agreement was previously disclosed in the Company’s Annual Report on Form 10-K for the year ended October 31, 2018 filed with the U.S. Securities and Exchange Commission on December 18, 2018. The total value of the Navistar Defense Transaction was approximately $140 million, adjusted for certain current year chargeouts and subject to additional adjustment for working capital, transfers of certain liabilities and commitments, and other items. In connection with the closing of the Navistar Defense Transaction, Navistar, Inc., a subsidiary of the Company, also entered into an exclusive long-term agreement to supply commercial parts and chassis to Navistar Defense.

The Recapitalization Agreement and Amendment No. 1 are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference. The foregoing description of the Navistar Defense Transaction does not purport to be complete and is subject to, and qualified in its entirety by, reference to Exhibits 2.1 and 2.2.

The Recapitalization Agreement and Amendment No. 1 have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in the Recapitalization Agreement and Amendment No. 1 were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Recapitalization Agreement and Amendment No. 1 and may be intended not as statements of fact but rather as a means of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Recapitalization Agreement and Amendment No. 1 and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Recapitalization Agreement and Amendment No. 1 and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

The Company’s unaudited pro forma condensed consolidated financial statements giving effect to the Navistar Defense Transaction are furnished as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet data as of October 31, 2018 and the unaudited pro forma condensed consolidated statement of operations data for the year ended October 31, 2018 are furnished as Exhibit 99.1 hereto and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1*	Recapitalization Agreement by and among Navistar, Inc., Navistar International Corporation, ND Holdings, LLC, ND Intermediate, LLC, Navistar Defense LLC and Olive Investor, L.P. dated as of November 30, 2018

2.2	Amendment No. 1 to Recapitalization Agreement by and between Navistar, Inc. and Olive Investor, L.P. dated as of December 31, 2018

99.1	Navistar International Corporation and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements as of October 31, 2018

*

Certain schedules and attachments referenced in the Recapitalization Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name: Title:	Walter G. Borst Executive Vice President and Chief Financial Officer

Dated: January 7, 2019